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                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
                     (In Thousands, Except Per Share Data)


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                                                 THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                    SEPTEMBER 30,                        SEPTEMBER 30,
                                              ------------------------              ----------------------
                                                1996            1995                  1996           1995
                                              -------          -------              -------        -------
PRIMARY
Weighted average common
   shares outstanding                           9,355            8,825                9,264          8,575
Net effect of dilutive stock options -
   based on the treasury stock
   method using average market price              466              749                  453            652
                                              -------          -------              -------        -------
                                                9,821            9,574                9,717          9,227
                                              =======          =======              =======        =======

Income before extraordinary item              $ 1,366          $ 1,568              $ 6,852        $ 3,908
Extraordinary item:
   Loss on early extinguishment of
      debt, net of income taxes                     -                -                 (202)              -
                                              -------          -------              -------        -------
Net income                                    $ 1,366          $ 1,568              $ 6,650        $ 3,908
                                              =======          =======              =======        =======

Per share amount:
   Income before extraordinary item           $   .14          $   .16              $   .70        $   .42
   Extraordinary item                               -                -                 (.02)             -
                                              -------          -------              -------        -------
   Net income                                 $   .14          $   .16              $   .68        $   .42
                                              =======          =======              =======        =======

FULLY DILUTED
Weighted average common shares
   outstanding                                  9,355            8,825                9,264          8,575
Net effect of dilutive stock options-
   based on the treasury stock method
   using the period-end market price,
   if higher than average market price            492              771                  464            663
                                              -------          -------              -------        -------
                                                9,847            9,596                9,728          9,238
                                              =======          =======              =======        =======

Income before extraordinary item              $ 1,366          $ 1,568              $ 6,852        $ 3,908
Extraordinary item:
   Loss on early extinguishment of
      debt, net of income taxes                     -                -                 (202)             -
                                              -------          -------              -------        -------
Net income                                    $ 1,366          $ 1,568              $ 6,650        $ 3,908
                                              =======          =======              =======        =======

Per share amount:
   Income before extraordinary item           $   .14          $   .16              $   .70        $   .42
   Extraordinary item                               -                -                 (.02)             -
                                              -------          -------              -------        -------
   Net income                                 $   .14          $   .16              $   .68        $   .42
                                              =======          =======              =======        =======
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